                                                                  Exhibit (h)(8)


                              AMENDED AND RESTATED

                          FINANCIAL GUARANTY AGREEMENT

                            dated as of March 1, 2002

                                      among

                           MBIA INSURANCE CORPORATION,
                                   as Insurer,

                              ING INVESTMENTS, LLC,
                                   as Adviser,

                       AELTUS INVESTMENT MANAGEMENT, INC.,
                                 as Sub-Adviser,

                                       and

                              ING SERIES FUND, INC.

                                TABLE OF CONTENTS


                                                                                                                      Page
                                                                                                                      ----
ARTICLE I          DEFINITIONS...................................................................................       1

   Section 1.1.    General Definitions...........................................................................       1
   Section 1.2.    Generic Terms.................................................................................      16
   Section 1.3.    Valuation.....................................................................................      16

ARTICLE II         THE POLICIES..................................................................................      16

   Section 2.1.    Policies......................................................................................      16
   Section 2.2.    [Reserved]....................................................................................      16
   Section 2.3.    Conditions Precedent to Effectiveness.........................................................      16
   Section 2.4.    Fees..........................................................................................      19
   Section 2.5.    Reimbursement Obligations.....................................................................      19
   Section 2.6.    Indemnification...............................................................................      19

ARTICLE III        MANAGEMENT OF PPFs............................................................................      20

   Section 3.1.    Eligible Investments..........................................................................      20
   Section 3.2.    Investment Limitations........................................................................      21
   Section 3.3.    Index Equity Selection Guidelines.............................................................      22
   Section 3.4.    Index Equity Diversification and Capitalization Requirements..................................      22
   Section 3.5.    Asset Allocation and Rebalancing..............................................................      23

ARTICLE IV         EVENTS OF DEFAULT.............................................................................      24

   Section 4.1.    Default.......................................................................................      24
   Section 4.2.    Remedies......................................................................................      25

ARTICLE V          REPRESENTATIONS AND WARRANTIES................................................................      27

   Section 5.1.    Representations and Warranties Relating to ING................................................      27
   Section 5.2.    Representations and Warranties Relating to Aeltus.............................................      28
   Section 5.3.    Representations and Warranties Relating to the Fund...........................................      29

ARTICLE VI         COVENANTS.....................................................................................      31

   Section 6.1.    Covenants of Investment Adviser...............................................................      31
   Section 6.2.    Covenants of Sub-Adviser......................................................................      33
   Section 6.3.    Covenants of the Fund.........................................................................      33
   Section 6.4.    Additional Covenants of the Fund..............................................................      35

ARTICLE VII        FURTHER AGREEMENTS............................................................................      35

   Section 7.1.    Obligations Absolute..........................................................................      35
   Section 7.2.    Reinsurance and Assignments...................................................................      36
   Section 7.3.    Fund Liability................................................................................      36
   Section 7.4.    Liability of the Insurer......................................................................      36
   Section 7.5.    Fees and Expenses.............................................................................      37
   Section 7.6.    Termination, Absence or Non-Performance of Sub-Adviser........................................      37

                                                                                                                      Page
                                                                                                                      ----
ARTICLE VIII       MISCELLANEOUS.................................................................................      37

   Section 8.1.    Amendments and Waivers........................................................................      37
   Section 8.2.    Notices.......................................................................................      37
   Section 8.3.    No Waiver, Remedies and Severability..........................................................      38
   Section 8.4.    Payments......................................................................................      38
   Section 8.5.    Governing Law.................................................................................      39
   Section 8.6.    Counterparts..................................................................................      39
   Section 8.7.    Paragraph Headings, Etc.......................................................................      39
   Section 8.8.    Termination...................................................................................      39
   Section 8.9.    Survival of Representations and Warranties....................................................      39

Annex A           The Equity Portfolio ("Index Plus LargeCap")
Annex B           Sample Calculation of Hypothetical Total Net Assets
Annex C           Annual Expense Limitations
Annex D           Maturity Dates
Exhibit A         Form of Policy - Insurance Policy
Exhibit B         Administrative Services Agreement
Exhibit C         Articles of Amendment and Restatement
Exhibit C-1       Form of Articles Supplementary
Exhibit D         Form of Custodian Service and Monitoring Agreement
Exhibit E         Form of Expense Limitation Agreement
Exhibit F         Form of Final Prospectus
Exhibit G         Form of Investment Management Agreement
Exhibit H         Form of Sub-Adviser Agreement
Exhibit I-1       Opinion of Counsel to ING Investments, LLC, dated the Effective Date
Exhibit I-2       Opinion of Counsel to Aeltus, dated the Effective Date
Exhibit J         Opinion of Counsel to MBIA Insurance Corporation, dated the Effective Date
Exhibit K         Opinion of Counsel to the Fund, dated the Effective Date
Exhibit L         Opinion of Counsel to State Street Bank and Trust Company, dated the Effective Date
Exhibit M         Form of Monthly Report
Exhibit N         Form of Daily Report

                              AMENDED AND RESTATED

                          FINANCIAL GUARANTY AGREEMENT

         FINANCIAL GUARANTY AGREEMENT, amended and restated as of March 1, 2002 (the "Restated Agreement"), among MBIA INSURANCE CORPORATION, a New York monoline stock insurance company (the "Insurer"), ING INVESTMENTS, LLC, an Arizona limited liability company ("ING"), AELTUS INVESTMENT MANAGEMENT, INC., a Connecticut corporation ("Aeltus"), and ING SERIES FUND, INC. (formerly known as "Aetna Series Fund, Inc."), a Maryland corporation (the "Fund").

                                   WITNESSETH:

         WHEREAS, the Fund is an open-end diversified, management investment company registered under the Investment Company Act (as defined herein), that created five series, each currently called an ING Classic Principal Protection Fund or ING Index Plus Protection Fund (each a "PPF") each of which includes a promise by the Fund (each a "Repayment Obligation") to repay to the shareholders thereof (each a "PPF Shareholder") on the Maturity Date (as defined herein) the Aggregate Guarantee Amount (as defined herein) with respect to such PPF;

         WHEREAS, pursuant to a Financial Guaranty Agreement between the Insurer, Aeltus, and the Fund dated August 6, 1999, as amended as of December 17, 1999, August 3, 2000, December 20, 2000 and August 16, 2001 (the "Original Agreement") the Insurer, an entity authorized to transact a financial guaranty insurance business in all 50 States, issued a financial guaranty in connection with each PPF, substantially in the form of Exhibit A hereto (each a "Policy" and, collectively, the "Policies") to assure the timely payment by the Fund of the Repayment Obligation with respect to each such PPF;

         WHEREAS, shareholders of the Fund approved a Fund integration proposal that, among other things, approved the appointment of ING as the Investment Adviser and Aeltus as the Sub-Adviser to the Fund effective March 1, 2002;

         WHEREAS, the parties hereto wish to amend and restate the Original Agreement pursuant to this Agreement such that the Original Agreement continues in full force and effect as amended hereby and all representations and warranties made under the Original Agreement will survive this amendment and restatement.

         NOW, THEREFORE, the parties hereto agree that effective on the Effective Date the Original Agreement will be amended and restated in its entirety as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.1. General Definitions. The terms defined in this Article I shall have the meanings provided herein for all purposes of this Agreement, unless the context clearly requires otherwise, in both singular and plural form, as appropriate.

            "Acts" shall mean the Investment Company Act and the Securities Act.

            "Adjusted Total Net Assets" shall have the meaning set forth in
      Section 3.5(a).

            "Administrative Services Agreement" shall mean the Administrative Services Agreement dated March 1, 2002 between the Fund and ING Fund Services, LLC, substantially in the form of Exhibit B hereto, as the same may be amended, supplemented or otherwise modified from time to time.

            "Aggregate Guarantee Amount" shall mean, with respect to any PPF, on any date of determination, the aggregate Guarantee Amounts with respect to such PPF and all PPF Shareholders in such PPF on such date of determination.

            "Articles of Amendment and Restatement" shall mean the Articles of Amendment and Restatement creating the Fund duly filed with the State Department of Assessments and Taxation of Maryland and delivered to the Insurer pursuant to Section 2.3(a), substantially in the form of Exhibit C hereto.

            "Articles Supplementary" shall mean, with respect to any PPF, the Articles Supplementary creating such PPF duly filed with the State Department of Assessments and Taxation of Maryland and delivered to the Insurer pursuant to Section 2.3(b), substantially in the form of Exhibit C-1 hereto.

            "Asset Allocation Test" shall have the meaning set forth in Section 3.5(a).

            "Asset Allocation Test Percentage" shall mean, with respect to any PPF, on any Valuation Date, the greater of (a) 98% and (b) an amount equal to 1.2 minus the product of (x) 0.2 and (y) the quotient of the Total Net Assets with respect to such PPF on such Valuation Date divided by the sum of (i) the Present Value of the Aggregate Guarantee Amount with respect to such PPF plus (ii) the Present Value of Covered Expenses with respect to such PPF on such Valuation Date.

            "Asset Allocation Threshold" shall mean, with respect to any PPF, on any Valuation Date, an amount equal to the Asset Allocation Test Percentage on such Valuation Date of the sum of (i) the Present Value of the Aggregate Guarantee Amount with respect to such PPF plus (ii) the Present Value of Covered Expenses with respect to such PPF on such Valuation Date; provided, however, that if the Total Net Assets with respect to such PPF on such Valuation Date is less than or equal to the sum of (a) the Present Value of the Aggregate Guarantee Amount with respect to such PPF plus (b) the Present Value of Covered Expenses with respect to such PPF, the Asset Allocation Threshold shall be an amount equal to 100% of the sum of (i) the Present Value of the Aggregate Guarantee Amount with respect to such PPF plus (ii) the Present Value of Covered Expenses with respect to such PPF on such Valuation Date.

            "Asset Reallocation" shall mean, with respect to any PPF, (i) the sale of Index Equities or Index Futures held by such PPF and the reinvestment of all or a portion of the proceeds therefrom in Fixed Income Securities or (ii) the sale of Fixed Income Securities held by such PPF and the reinvestment of all or a portion of the proceeds therefrom in Index Equities or Index Futures.

            "Business Day" shall mean any day that the New York Stock Exchange is open.

            "Cash Associated with Futures" shall mean, with respect to any Index Future, on any Valuation Date, an amount of cash or Cash Equivalents equal to the Market Value thereof on such Valuation Date.

            "Cash Equivalents" shall mean the Eligible PPF Investments described in Section 3.1(b)(i).

            "Cash Margin" shall mean, with respect to the U.S. Treasury Futures held by a PPF, on any Valuation Date, the Market Value of the Cash Equivalents held by the Custodian in a segregated account of such PPF in order to satisfy the margin requirements with respect to such U.S. Treasury Futures on such Valuation Date.

            "Cheapest-to-Deliver Bond" shall mean, with respect to any U.S. Treasury Future, on any Valuation Date, the U.S. Treasury Note eligible for delivery under such U.S. Treasury Future whose price on such Valuation Date is closest to the product of the settlement price of such U.S. Treasury Future and the price of such U.S. Treasury Note as of the delivery date of such U.S. Treasury Future that would cause such U.S. Treasury Note to yield 6%, as published by Bloomberg, L.P.

            "Class of Shares" shall mean, with respect to any PPF, each class of shares of capital stock of the Fund designated in the Articles Supplementary with respect to such PPF.

            "Class Percentage" shall mean, with respect to any Class of Shares of a PPF, on any Valuation Date, the percentage equivalent of a fraction, the numerator of which is the product of the NAV with respect to such Class of Shares of such PPF multiplied by the number of shares of such Class of Shares of such PPF outstanding, and the denominator of which is the sum with respect to each Class of Shares with respect to such PPF of the product of (i) the NAV with respect to such Class of Shares of such PPF multiplied by the number of shares of such Class of Shares with respect to such PPF outstanding.

            "Commission" shall mean the Securities and Exchange Commission.

            "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

            "Corporate Bond" shall have the meaning set forth in Section 3.1(b)(iii).

            "Covered Expense Differential" shall mean, with respect to any PPF, an amount equal to the Higher Covered Expense Ratio with respect to such PPF minus the Lower Covered Expense Ratio with respect to such PPF.

            "Covered Expenses" shall mean, for any Class of Shares of any PPF, the annual fund operating expenses covered by the expense limitation with respect to such PPF set forth on Annex C.

            "Covered Expense Ratio" shall mean, with respect to any PPF, on any Valuation Date, the higher of (a) the expense ratio utilized by the Sub-Adviser in its proprietary asset allocation computer model and (b) the Lower Covered Expense Ratio with respect to such PPF; provided, however, that (i) if the percentage of the Total Net Assets of such PPF on such date allocable to Index Equities and Index Futures according to the Asset Allocation Test would be greater than 20% and less than 30% using the Lower Covered Expense Ratio in calculating the Present Value of Covered Expenses with respect to such PPF on such Valuation Date, the Covered Expense Ratio will equal the Interpolated Covered Expense Ratio with respect to such PPF on such Valuation Date or (ii) if the percentage of the Total Net Assets of such PPF on such date allocable to Index Equities and Index Futures according to the Asset Allocation Test would be 20% or less using the Lower Covered Expense Ratio in calculating the Present Value of Covered Expenses with respect to such PPF on such Valuation Date, the Covered Expense Ratio will equal the Higher Covered Expense Ratio with respect to such PPF.

            "Custodian" shall mean State Street Bank and Trust Company or any successor or assigns under the Custodian Agreement.

            "Custodian Agreement" shall mean the custodial agreement by and between the Fund and the Custodian with respect to the custody of the assets of certain series of the Fund, including the PPFs, as the same may be amended, supplemented or modified from time to time.

            "Custodian Service and Monitoring Agreement" shall mean, with respect to each PPF, the custodian service and monitoring agreement among the Fund, the Insurer and the Custodian, substantially in the form of Exhibit D hereto, as the same may be amended, supplemented or otherwise modified from time to time, and any other agreement substantially in the form of Exhibit D hereto with a successor Custodian or any affiliate thereof.

            "Default" shall mean any of the events specified in Section 4.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

            "Default Period" shall have the meaning set forth in Section 4.2(a).

            "Discount Rate" shall mean, with respect to any PPF, on any Valuation Date, the quotient of (a) the sum of (i) the product of the aggregate Market Value of the Fixed Income Portfolio with respect to such PPF multiplied by the Fixed Income Portfolio Yield with respect to such PPF on such Valuation Date plus (ii) the U.S. Treasury Futures Spread for such PPF, divided by (b) the aggregate Market Value of the Fixed Income Portfolio with respect to such

      PPF; provided, however, that if such PPF does not have a Fixed Income Portfolio on such Valuation Date, the Discount Rate with respect to such PPF shall equal the Imputed Discount Rate with respect to such PPF on such Valuation Date.

            "Distribution Per Share" shall mean, with respect to any PPF and any Class of Shares of such PPF, an amount equal to the quotient of the amount of any distribution or payment by the Fund or accrual by the Fund of a liability in respect of, or allocated to, such Class of Shares that is not a Covered Expense or a transaction related brokerage expense, and shall include, without limitation, any distribution of income, dividends, capital gains or principal to the PPF Shareholders of such Class of Shares and any payment or accrual of a liability in respect of income taxes or excise taxes allocated to such Class of Shares divided by the number of shares of such Class of Shares outstanding on the date of such distribution, payment or accrual of a liability. A Distribution Per Share shall be effective on the date on which such distribution, payment or accrual of a liability is made by the Fund. In order to avoid duplication, if the accrual by the Fund of a liability results in a Distribution Per Share, a payment by the Fund in the amount of such accrued liability in satisfaction of such accrued liability shall not result in an additional Distribution Per Share.

            "Effective Date" shall mean the date on which the conditions set forth in Section 2.3(a) are satisfied.

            "Eligible PPF Investments" shall have the meaning set forth in
      Section 3.1(b).

            "Equity Percentage" shall mean, with respect to any PPF, on any Valuation Date, the quotient of the sum of the aggregate Market Value of the Index Equities and the aggregate Market Value of the Index Futures held by such PPF on such Valuation Date divided by the Total Net Assets of such PPF on such Valuation Date.

            "Equity Portfolio" shall mean, with respect to any PPF, all investments of such PPF which are Eligible PPF Investments defined in Sections 3.1(b)(v) or (vi).

            "Event of Default" shall have the meaning set forth in Section 4.1.

            "Expense Limitation Agreement" shall mean, with respect to each PPF, the Expense Limitation Agreement between the Fund on behalf of such PPF, the Investment Adviser and the Sub-Adviser, substantially in the form of Exhibit E hereto, as the same may be amended, supplemented or otherwise modified from time to time.

            "FactSet" shall mean FactSet Data Systems, Inc. or any successor thereto.

            "Fee Payment Date" shall have the meaning set forth in Section 2.4.

            "Final Prospectus" shall mean for any Class of Shares of a PPF the prospectus pursuant to which the shares of such Class of Shares were offered for sale, including the Statement of Additional Information with respect to such Class of Shares, delivered to the Insurer pursuant to
      Section 2.3(b) and filed with the Commission pursuant to Rule 497 under the Securities Act, substantially in the form of Exhibit F.

            "Fixed Income Portfolio" shall mean, with respect to any PPF, all investments of such PPF which are Fixed Income Securities.

            "Fixed Income Portfolio Yield" shall mean, with respect to any PPF, on any Valuation Date, the sum of (a) the weighted average spread over the Imputed Discount Rate with respect to such PPF, of the Fixed Income Portfolio with respect to such PPF (excluding any U.S. Treasury Futures), as calculated by the Sub-Adviser of such PPF using the Lehman Brothers Analytics Model or a Substitute Valuation Source, as of the close of business on the Business Day immediately preceding such Valuation Date, based on the Market Value for each investment in such Fixed Income Portfolio on such Valuation Date, plus (b) the Imputed Discount Rate with respect to such PPF on such Valuation Date.

            "Fixed Income Security" shall mean any investment of a PPF which is an Eligible PPF Investment defined in Section 3.1(b)(ii), (iii) or (iv), other than a U.S. Treasury Zero or a U.S. Agency Zero with a remaining maturity of 180 days or less.

            "Fund Sector Weight" shall mean, with respect to any PPF, for any Sector, on any Valuation Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Market Value of all Index Equities belonging to such Sector held by such PPF on such Valuation Date and the denominator of which is the aggregate Market Value of all Index Equities held by such PPF on such Valuation Date.

            "Fund Weight" shall mean, with respect to any PPF and an Index Equity, on any Valuation Date, the percentage equivalent of a fraction, the numerator of which is the Market Value of such Index Equity held by such PPF on such Valuation Date and the denominator of which is the aggregate Market Value of all Index Equities held by such PPF on such Valuation Date.

            "Government Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

            "Government Trust Certificates" shall mean certificates representing an interest in a government trust, the property of which consists of (i) a promissory note of a foreign government no less than 90% of which is backed by a full faith and credit guaranty issued by the Federal Government of the United States of America (issued pursuant to Title III of the Foreign Operations, Export, Financing and Related Borrowers Programs Appropriations Act, 1988) and (ii) a security interest in obligations of the United States Treasury backed by the full faith and credit of the United States of America sufficient to support the remaining balance (no more than 10%) of all payments of principal and interest on such promissory note.

            "Guarantee Amount" shall mean, with respect to any PPF Shareholder of any Class of Shares, on any date of determination, an amount equal to the product of (i) the Guarantee per Share for such Class of Shares held by such PPF Shareholder on such date and (ii) the total number of such shares held by such PPF Shareholder on such date.

            "Guarantee per Share" shall mean, with respect to any Class of Shares of any PPF on any Valuation Date, (i) on the Inception Date with respect to such PPF, the NAV for such Class of Shares at the close of business on the last day of the Offering Period for such PPF; and (ii) thereafter on any Valuation Date, the Guarantee per Share for such Class of Shares on the immediately preceding Valuation Date divided by the sum of one plus the quotient of (i) the amount of any Distribution Per Share with respect to such Class of Shares and such PPF, effective since the immediately preceding Valuation Date, divided by (ii) the NAV for such Class of Shares at the close of business on the day on which such Distribution Per Share was effective.

            "Guarantee Period" shall mean, with respect to any PPF, the period commencing on and including the Inception Date to and including the Maturity Date with respect to such PPF.

            "High Ranked Equities" shall mean, on any date of determination, the Index Equities listed by the Investment Adviser of each PPF as "High Ranked Stocks" in the report most recently delivered by such Investment Adviser to the Insurer pursuant to Section 3.4.

            "Higher Covered Expense Ratio" shall mean, with respect to any PPF, on any Valuation Date, the sum with respect to each Class of Shares with respect to such PPF of the product of the Net Expense Percentage with respect to such Class of Shares and the Class Percentage with respect to such Class of Shares on such Valuation Date.

            "Hypothetical Total Net Assets" shall mean, with respect to any PPF, an amount equal to the Total Net Assets on the Business Day on which a Permanent Deficit Event shall have occurred with respect to such PPF, recalculated as follows: (a) the aggregate Market Value of the Equity Portfolio with respect to such PPF on the Valuation Date for such Business Day shall (i) first be reduced to an amount such that the Adjusted Total Net Assets with respect to such PPF would have equaled the sum of the Present Value of the Aggregate Guarantee Amount with respect to such PPF plus the Present Value of Covered Expenses with respect to such PPF (calculated using the Higher Covered Expense Ratio with respect to such PPF) on the Business Day immediately preceding such Valuation Date and
      (ii) second, be reduced by the percentage decline in the Market Value of the Equity Portfolio with respect to such PPF on such Valuation Date and
      (b) the aggregate Market Value of the Fixed Income Portfolio with respect to such PPF on such Valuation Date shall (i) first, be increased in an amount equal to the reduction in the aggregate Market Value of the Equity Portfolio with respect to such PPF determined in clause (a)(i) above and
      (ii) second, be increased or reduced by the percentage increase or reduction in the aggregate Market Value of the Fixed Income Portfolio with respect to such PPF on such Valuation Date. A sample calculation is set forth in Annex B.

            "Imputed Discount Rate" shall mean, with respect to any PPF on any Valuation Date, a rate per annum equal to the interest rate derived by calculating the internal rate of return for the Proxy U.S. Treasury Zero with respect to such PPF, calculated based on the actual number of days to maturity compounded on a semi-annual basis based on the

      Market Value for such Proxy U.S. Treasury Zero as of such Valuation Date compared with the dollar value for such Proxy U.S. Treasury Zero at maturity.

            "Inception Date" shall mean, with respect to a PPF, the Business Day immediately following the last day of the Offering Period with respect to such PPF.

            "Indemnitee" shall have the meaning set forth in Section 2.6.

            "Indemnified Liabilities" shall have the meaning set forth in
      Section 2.6.

            "Index Equity" shall mean, on any Valuation Date, the equity securities of any company included in the S&P 500 Index on such Valuation Date, as published by FactSet or a Substitute Valuation Source.

            "Index Equity Capitalization" shall mean, for any Index Equity, on any Valuation Date, the product of the number of shares outstanding of such Index Equity, as published by FactSet or a Substitute Valuation Source, multiplied by the price per share of such Index Equity, as published in Reuters America or any Substitute Valuation Source.

            "Index Future" shall mean a futures contract on the S&P 500 Index, as traded on the Chicago Mercantile Exchange.

            "Index Weight" shall mean, for any Index Equity, on any Valuation Date, the percentage equivalent of a fraction, the numerator of which is the Index Equity Capitalization of such Index Equity on such Valuation Date and the denominator of which is the Total Index Capitalization on such Valuation Date.

            "Interactive Data" shall mean FT Interactive Data published by Interactive Data Corporation or any successor thereto.

            "Interpolated Covered Expense Ratio" shall mean, with respect to any PPF, on any Valuation Date, an amount equal to the Higher Covered Expense Ratio with respect to such PPF plus the product of (a) two times the Covered Expense Differential with respect to such PPF minus (b) the product of (x) the Equity Percentage with respect to such PPF on such Valuation Date and (y) the quotient of the Covered Expense Differential with respect to such PPF divided by 10%.

            "Investment Adviser" shall mean, with respect to each PPF, ING or any successor thereto appointed by the Board of Directors of the Fund as adviser to such PPF.

            "Investment Advisers Act" shall mean the Investment Advisers Act of 1940, as amended.

            "Investment Management Agreement" shall mean, with respect to each PPF, the Investment Management Agreement, between the Fund on behalf of such PPF, and ING or any successor Investment Adviser, substantially in the form of Exhibit G hereto, as the same may be amended, supplemented or otherwise modified from time to time.

            "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

            "Lehman Brothers Analytics Model" shall mean the Lehman Brothers PC Product published by Lehman Brothers Inc. or an affiliate thereof or successor thereto.

            "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), other charge or security interest, or any preference, priority or other agreement or preferential arrangement of any kind or nature whatsoever.

            "Low Ranked Equities" shall mean, on any date of determination, the Index Equities listed by the Investment Adviser of each PPF as "Low Ranked Stocks" in the report most recently delivered by such Investment Adviser to the Insurer pursuant to Section 3.4.

            "Lower Covered Expense Ratio" shall mean, with respect to any PPF, on any Valuation Date, 1.75%.

            "Market Value" shall mean on any date of determination:

            (i)   with respect to any Index Equity held by a PPF, the product of
      (A) the price per share of such Index Equity at the close of trading on such date, as published in Reuters America or in a Substitute Valuation Source, times the number of shares of such Index Equity held by such PPF;

            (ii) with respect to any Corporate Bond held by a PPF, the market value thereof at the close of trading on such date obtained from Interactive Data or a Substitute Valuation Source plus the aggregate amount of accrued and unpaid interest thereon as of such date;

            (iii) with respect to Cash Equivalents held by a PPF having a maturity date 60 days or less from such date, the value of such security determined in accordance with the "amortized cost" method of valuation which method values an instrument at its cost and assumes a constant amortization of premium or discount;

            (iv) with respect to Cash Equivalents held by a PPF having a maturity date more than 60 days from such date, the market value thereof at the close of trading on such date obtained from Interactive Data or a Substitute Valuation Source plus the aggregate amount of accrued and unpaid interest thereon as of such date;

            (v)   with respect to any Index Future held by a PPF, the product of
      (A) 500 (or such other index dollar multiplier designated by the Chicago Mercantile Exchange as being in effect on such date) times (B) the price of such Index Future at the close of trading on such date, as published in Reuters America or a Substitute Valuation Source times (C) the number of such Index Futures held by such PPF;

            (vi) with respect to the U.S. Treasury Futures held by a PPF, the aggregate Cash Margin with respect to such U.S. Treasury Futures;

            (vii) with respect to any U.S. Treasury Zero or U.S. Agency Zero held by a PPF, the market value thereof at the close of trading on such date obtained from Interactive Data or a Substitute Valuation Source; and

            (viii) with respect to any U.S. Treasury Note or U.S. Agency Note held by a PPF, the market value thereof at the close of trading on such date obtained from Interactive Data or a Substitute Valuation Source plus the aggregate amount of accrued and unpaid interest thereon as of such date;

      provided, however, that if on any date of determination the price or value of any investment held by a PPF is not determinable as set forth above, the Market Value thereof shall be determined on such date in such manner as is determined in good faith by, or under the authority of, the Board of Directors of the Fund.

            "Maturity Date" shall mean, with respect to each PPF, the date set forth on Annex D.

            "Modified Duration" shall mean, with respect to any Corporate Bond, U.S. Treasury Note, U.S. Treasury Zero, U.S. Agency Note, U.S. Agency Zero or U.S. Treasury Future on any Valuation Date, the quotient of (a) the weighted average term to maturity of the cash flows generated by such security (or, in the case of a U.S. Treasury Future, by the Cheapest-to-Deliver Bond with respect to such U.S. Treasury Future on such Valuation Date) divided by (b) the sum of (i) one plus (ii) the quotient of (x) the yield to maturity of such security (or, in the case of a U.S. Treasury Future, of the Cheapest-to-Deliver Bond with respect to such U.S. Treasury Future) divided by (y) the number of interest payments on such security per year (or in the case of a U.S. Treasury Future, on the Cheapest-to-Deliver Bond with respect to such U.S. Treasury Future). For the purposes of this calculation, the number of interest payments on any U.S. Treasury Zero is assumed to be two per year.

            "Moody's" shall mean Moody's Investors Service and its successors and assigns.

            "NAV" shall mean, with respect to any Class of Shares of a PPF, (a) on the commencement date of such PPF, the net asset value per share of such Class of Shares established by the Fund for such date and (b) on any date of determination thereafter the quotient of (i) the excess of (x) the market value of the assets allocated to that Class of Shares determined as of the close of regular trading on the NYSE by the Fund in the manner described in the Final Prospectus with respect to such Class of Shares over (y) the market value of any liabilities allocated to and/or associated with such Class of Shares determined as of the close of regular trading on the NYSE by the Fund in the manner described in the Final Prospectus with respect to such Class of Shares divided by (ii) the number of outstanding shares of that Class of Shares at such time. The assets, income, gain, loss and liabilities (other than those liabilities relating specifically to a Class of Shares) of each PPF shall be allocated to each Class of Shares of such PPF on each date of determination on a pro rata basis based on the NAV of such Class of Shares on the preceding date of determination.

            "Net Expense Percentage" shall mean, with respect to any Class of Shares of a PPF, the maximum percentage of such PPF's average daily net assets set forth on Annex C.

            "Notional Value" shall mean, with respect to any U.S. Treasury Future, the trading unit of such U.S. Treasury Future designated by the Chicago Board of Trade.

            "NYSE" shall mean the New York Stock Exchange.

            "Offering Period" shall mean, with respect to any PPF, the period during which the shares of such PPF were offered for sale to investors described in the Final Prospectus with respect to each Class of Shares of such PPF.

            "Original Agreement" shall have the meaning set forth in the recitals.

            "Permanent Deficit Event" shall have the meaning set forth in
      Section 2.5.

            "Permanent Fee Deficit Amount" shall mean, with respect to any PPF as to which a Permanent Deficit Event shall have occurred, on any Valuation Date, the product of (A) the quotient of (i) the Permanent Total Deficit Amount with respect to such PPF on the Business Day on which such Permanent Deficit Event shall have occurred minus the Permanent Principal Deficit Amount with respect to such PPF divided by (ii) the Permanent Total Deficit Amount with respect to such PPF on the Business Day on which such Permanent Deficit Event shall have occurred times (B) the Permanent Total Deficit Amount with respect to such PPF on such Valuation Date.

            "Permanent Principal Deficit Amount" shall mean, with respect to any PPF as to which a Permanent Deficit Event shall have occurred, the excess, if any, of (a) the sum of the Present Value of the Aggregate Guarantee Amount with respect to such PPF plus the Present Value of Covered Expenses with respect to such PPF (calculated using the Higher Covered Expense Ratio with respect to such PPF) on the Business Day on which such Permanent Deficit Event shall have occurred over (b) the Hypothetical Total Net Assets with respect to such PPF.

            "Permanent Total Deficit Amount" shall mean, with respect to any PPF, on any Valuation Date, the excess, if any, of (a) the sum of the Present Value of the Aggregate Guarantee Amount with respect to such PPF plus the Present Value of Covered Expenses with respect to such PPF (calculated using the Higher Covered Expense Ratio with respect to such PPF) over (b) the Total Net Assets with respect to such PPF on such Valuation Date.

            "Person" shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, limited liability company, joint venture, Government Authority or other entity of whatever nature.

            "Policy" and "Policies" shall have the meaning set forth in the recitals.

            "Policy Fee" shall have the meaning set forth in Section 2.4.

            "Portfolio Duration" shall mean, with respect to more than one type of Fixed Income Securities held by any PPF on any Valuation Date, an amount equal to the average of the Modified Duration of each such Fixed Income Security, weighted on the basis of the Market Values thereof, calculated using the Lehman Brothers Analytics Model or a Substitute Valuation Source, as of the close of business on such Valuation Date.

            "PPF" shall have the meaning set forth in the recitals.

            "PPF Shareholder" shall have the meaning set forth in the recitals.

            "Present Value of the Aggregate Guarantee Amount" shall mean, with respect to any PPF, on any Valuation Date, the quotient of (a) the Aggregate Guarantee Amount with respect to such PPF divided by (b) the sum, compounded over two times the time remaining to the Maturity Date of such PPF, of one plus one half of the Discount Rate with respect to such PPF on such Valuation Date.

            "Present Value of Covered Expenses" shall mean, with respect to any PPF, on any Valuation Date, the product of (a) the Present Value of the Aggregate Guarantee Amount with respect to such PPF on such Valuation Date times (b) the excess of (i) the sum of one plus the Covered Expense Ratio with respect to such PPF on such date, compounded over the time remaining to the Maturity Date of such PPF, over (ii) one.

            "Proxy U.S. Treasury Zero" shall mean, with respect to any PPF on any Valuation Date, the U.S. Treasury Zero maturing on the date closest to the Maturity Date with respect to such PPF, but in no event later than such Maturity Date.

            "Rebalancing" shall mean any divestiture of investments and reinvestment of proceeds thereof required pursuant to Section 3.5(a) or
      (b).

            "Registration Statement" shall have the meaning set forth in Section 2.3(b).

            "Reimbursement Amount" shall mean, with respect to any PPF, on any Valuation Date, the excess, if any, of (a) the aggregate amount of reimbursement payments received as of such date by the Insurer from the Investment Adviser of such PPF with respect to such PPF pursuant to
      Section 2.5, plus interest on each such payment from the date such payment was received by the Insurer to, but excluding, such Valuation Date at the Discount Rate prevailing with respect to such PPF on the date such payment was received by the Insurer, over (b) the sum of the aggregate amount of any refunds made by the Insurer to the Investment Adviser of such PPF with respect to such PPF pursuant to Section 2.5, plus interest on each such refund from the date of such refund to, but excluding, such Valuation Date at the Discount Rate prevailing with respect to such PPF on the date of such refund.

            "Repayment Obligation" shall have the meaning set forth in the recitals.

            "Requirements of Law" shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule, or regulation or determination of an arbitrator or a court or other Government Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Reuters America" shall mean Reuters America published by Reuters America Inc. or any successor thereto.

            "Sector" shall mean one of the economic sectors into which S&P divides the Index Equities, as amended from time to time by S&P. Each Index Equity shall belong to the Sector designated by S&P.

            "Sector Index Weight" shall mean, on any Valuation Date, for each Sector, the percentage equivalent of a fraction, the numerator of which is the sum of the Index Equity Capitalizations for all Index Equities belonging to such Sector on such Valuation Date and the denominator of which is the Total Index Capitalization on such Valuation Date.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Selection Guidelines" shall mean the investment guidelines described in Annex A.

            "S&P" shall mean Standard and Poor's Ratings Service, a division of McGraw Hill Companies, Inc.

            "S&P 500 Index" shall mean the index of 500 equity securities known as the Standard and Poor's 500 Composite Index as compiled by S&P and published by FactSet or a Substitute Valuation Source.

            "Sub-Adviser" shall mean, with respect to each PPF, Aeltus or any successor thereto appointed by the Board of Directors of the Fund as sub-adviser to such PPF.

            "Sub-Adviser Agreement" shall mean, with respect to each PPF, the Sub-Adviser Agreement between the Investment Adviser with respect to such PPF and the Sub-Adviser, substantially in the form of Exhibit H hereto, as the same may be amended, supplemented or otherwise modified from time to time.

            "Substitute Valuation Source" shall mean any widely recognized, reputable source of valuation approved by the Board of Directors of the Fund or a committee thereof and used by the Sub-Adviser of a PPF to value investments held by such PPF.

            "Targeted Fed Funds Rate" shall mean, on any Valuation Date, the rate on overnight federal funds set by the Federal Open Market Committee of the Federal Reserve System in effect on such Valuation Date, as published by Bloomberg, L.P.

            "Theoretical Zero Modified Duration" shall mean, with respect to any PPF on any Valuation Date, the Modified Duration of the U.S. Treasury Zero maturing on the Maturity Date with respect to such PPF or, if no such U.S. Treasury Zero exists, the Modified Duration of a hypothetical U.S. Treasury Zero, maturing on such Maturity Date and having a yield to maturity equal to the interpolated yield to maturity on the two U.S. Treasury Zeroes which mature immediately before and immediately after such Maturity Date on such Valuation Date.

            "Total Net Assets" shall mean, with respect to any PPF, on any Valuation Date, an amount equal to the excess of (a) the sum of, without duplication:

                  (i) the aggregate Market Value of all Index Equities held by such PPF on such Valuation Date;

                  (ii) the aggregate Market Value of all Cash Equivalents held by such PPF (less Cash Associated with Futures and Cash Margin with respect to such PPF) on such Valuation Date;

                  (iii) the aggregate Market Value of all U.S. Treasury Zeroes and U.S. Agency Zeroes held by such PPF on such Valuation Date;

                  (iv) the aggregate Market Value of all Corporate Bonds held by such PPF on such Valuation Date;

                  (v) the Market Value of all U.S. Treasury Futures held by such PPF;

                  (vi) the Market Value of all U.S. Treasury Notes and U.S. Agency Notes held by such PPF;

                  (vii) the aggregate Market Value of all Index Futures held by such PPF on such Valuation Date;

                  (viii) to the extent not included in the Market Value of the
                        Equity Portfolio, Fixed Income Portfolio or the Cash Equivalents of such PPF, an amount equal to the aggregate amount of interest and dividend receivables and receivables for securities sold payable to such PPF;

                  (ix) an amount equal to the aggregate amount payable to such PPF on such Valuation Date on account of a decrease in the margin requirements with respect to the U.S. Treasury Futures held by such PPF; and

                  (x) an amount equal to the aggregate amount payable to such PPF by the Investment Adviser with respect to such PPF pursuant to the Investment Management Agreement with respect to such PPF on account of expenses incurred by such PPF that are subject to reimbursement by such Investment Adviser;

      over (b) an amount equal to the aggregate amount of the liabilities allocated to such PPF, including all amounts payable by such PPF in respect of securities purchased.

            "Total Index Capitalization" shall mean, on any Valuation Date, the sum of the Index Equity Capitalizations on such Valuation Date for all Index Equities.

            "Transaction Documents" shall mean, with respect to a PPF, this Restated Agreement, the Final Prospectus with respect to each Class of Shares of such PPF, the Articles of Amendment and Restatement, the Articles Supplementary with respect to such PPF, the Investment Management Agreement with respect to such PPF, the Sub-Adviser Agreement with respect to such PPF, the Expense Limitation Agreement with respect to such PPF, the Administrative Services Agreement and the Custodian Service and Monitoring Agreement with respect to such PPF, as each may be amended, supplemented or otherwise modified from time to time.

            "U.S. Agency Notes" shall mean non-callable interest bearing general obligations of (a) any one of the following agencies of the Federal Government of the United States of America: Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Federal Home Loan Bank, Resolution Funding Corporation, Financing Corporation and Tennessee Valley Authority or (b) Government Trust Certificates; provided, however, that, in the case of clause (a) or (b), any such obligations that are rated less than AAA by S&P or less than Aaa by Moody's shall not be U.S. Agency Notes.

            "U.S. Agency Zeroes" shall mean non-callable non-interest bearing obligations of (a) any of the following agencies of the Federal Government of the United States of America: Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Federal Home Loan Bank, Resolution Funding Corporation, Financing Corporation and Tennessee Valley Authority or (b) Government Trust Certificates; provided, however, that, in the case of clause (a) or (b), any such obligations that are rated less than AAA by S&P or less than Aaa by Moody's shall not be U.S. Agency Zeroes.

            "U.S. Treasury Future" shall mean a futures contract on a U.S. Treasury Note, having a maturity of no less than 2 and no more than 10 years, as traded on the Chicago Board of Trade.

            "U.S. Treasury Futures Spread" shall mean, for any PPF, on any Valuation Date, the sum of the product for each U.S. Treasury Future held by such PPF of (a) the Notional Value of such U.S. Treasury Future times
      (b) the excess of (i) the yield on the Cheapest-to-Deliver Bond with respect to such U.S. Treasury Future over (ii) the Targeted Fed Funds Rate on such Valuation Date.

            "U.S. Treasury Notes" shall mean non-callable interest bearing general obligations of the United States Treasury backed by the full faith and credit of the United States of America.

            "U.S. Treasury Zeroes" shall mean non-callable non-interest bearing obligations of the United States Treasury backed by the full faith and credit of the United States of America, including, without limitation:
      Certificates of Accrual on Treasury Securities (CATS); Treasury Investment Growth Receipts (TIGRs); Generic Treasury Receipts (TRs); and Separate Trading of Registered Interest and Principal of Securities (STRIPS).

            "Valuation Date" shall mean, for any Business Day, as of the close of regular trading on the immediately preceding Business Day.

            Section 1.2. Generic Terms. All words used herein shall be construed to be of such gender or number as the circumstances require. The words "herein," "hereby," "hereof." "hereto," "hereinbefore" and "hereinafter," and words of similar import, refer to this Restated Agreement in its entirety and not to any particular paragraph, clause or other subdivision, unless otherwise specified, and Section, subsection, Schedule and Exhibit references are to this Restated Agreement unless otherwise specified.

            Section 1.3. Valuation. All calculations and valuations to be made herein shall be made on a basis that assumes that all acquisitions and dispositions of securities are accounted for on the trade date plus one (T+l); provided, however that (i) any acquisition or disposition of a security which settles on the trade date will be accounted for on that day, (ii) any acquisition or disposition of a security on a trade date which relates to an Asset Reallocation with respect to a PPF will be accounted for on that trade date and (iii) all acquisitions and dispositions of securities on a trade date on which the S&P 500 Index declines 5% or more will be accounted for on that trade date.

                                   ARTICLE II
                                  THE POLICIES

            Section 2.1. Policies. Under the terms of the Original Agreement the Insurer issued five (5) Policies to the Fund. Each such Policy was (i) issued on the Inception Date with respect to the PPF, (ii) guaranteed the Aggregate Guarantee Amount with respect to such PPF on the Maturity Date with respect to such PPF, (iii) in an amount equal to the Aggregate Guarantee Amount on the Inception Date with respect to such PPF, and (iv) scheduled to terminate by its terms on the earliest of (A) the second Business Day immediately succeeding the Maturity Date with respect to such PPF, (B) any date on which the Aggregate Guarantee Amount with respect to such PPF equals zero or (C) the payment by the Insurer of all amounts owing under such Policy. No additional policies shall be issued to the Fund under the terms of this Agreement.

            Section 2.2. [Reserved]

            Section 2.3. Conditions Precedent to Effectiveness. The amendment and restatement of the Original Agreement effected by this Agreement shall become effective subject to the satisfaction of the following conditions:

            (i) This Agreement, the Administrative Services Agreement and the Custodian Agreement shall be in full force and effect and shall be in form and substance satisfactory to the Insurer and an executed counterpart of each such agreement shall have been delivered to the Insurer;

            (ii) Each of the following agreements with respect to each PPF shall be in full force and effect, shall be in form and substance satisfactory to the Insurer and an executed counterpart of each such agreement shall have been delivered to the Insurer: the Investment Management Agreement with ING, the Sub-Adviser Agreement with Aeltus, the Expense Limitation Agreement with ING and Aeltus and the Custodian Service and Monitoring Agreement;

            (iii) The Insurer and the Fund shall have received (1) a certificate of the Secretary or Assistant Secretary of ING, dated as of the Effective Date, as to the incumbency and signature of the officers or other employees of ING authorized to sign this Agreement, the Administrative Services Agreement and the Investment Management Agreement, the Expense Limitation Agreement and the Sub-Adviser Agreement with respect to each PPF on behalf of ING, together with evidence of the incumbency of such Secretary or Assistant Secretary, certified by the Secretary or Assistant Secretary of ING, and (2) a certificate of the Secretary or Assistant Secretary of Aeltus, dated as of the Effective Date, as to the incumbency and signature of the officers or other employees of Aeltus authorized to sign this Agreement and the Expense Limitation Agreement and the Sub-Adviser Agreement with respect to each PPF on behalf of Aeltus, together with evidence of the incumbency of such Secretary or Assistant Secretary, certified by the Secretary or Assistant Secretary of Aeltus;

            (iv) The Insurer, ING and Aeltus shall have received a certificate of the Secretary or Assistant Secretary of the Fund, dated as of the Effective Date, as to the incumbency and signature of the officers or other employees of the Fund authorized to sign this Agreement, the Administrative Services Agreement, the Custodian Agreement and the Investment Management Agreement, the Expense Limitation Agreement and the Custodian Service and Monitoring Agreement with respect to each PPF on behalf of the Fund, together with evidence of the incumbency of such Secretary or Assistant Secretary, certified by the Secretary or Assistant Secretary of the Fund;

            (v) ING, Aeltus and the Fund shall have received a certificate of the Secretary or Assistant Secretary of the Insurer, dated as of the Effective Date, as to the incumbency and signature of the officers or other employees of the Insurer authorized to sign this Agreement on behalf of the Insurer, together with evidence of the incumbency of such Secretary or Assistant Secretary, certified by the Secretary or Assistant Secretary of the Insurer;

            (vi) The Insurer shall have received (1) a certificate of the Secretary or Assistant Secretary of ING, dated as of the Effective Date, certifying that attached thereto are true, complete and correct copies of the resolutions duly adopted by the Board of Directors of ING authorizing the execution of this Agreement and all other Transaction Documents to which ING is a party, and (2) a certificate of the Secretary or Assistant

      Secretary of Aeltus, dated as of the Effective Date, certifying that attached thereto are true, complete and correct copies of the resolutions duly adopted by the Board of Directors of Aeltus authorizing the execution of this Agreement and all other Transaction Documents to which Aeltus is a party;

            (vii) The Insurer shall have received certificates of the Secretary or Assistant Secretary of the Fund, dated as of the Effective Date, certifying that attached thereto are true, complete and correct copies of resolutions duly adopted by the Board of Directors of the Fund authorizing the creation of each PPF and the execution of this Agreement and all Transaction Documents to which it is a party;

            (viii) Each party to this Agreement shall have received the following executed legal opinions, in form and substance satisfactory to each of the parties hereto, dated the Effective Date:

                  (A) the opinion of Dechert, as counsel to ING, substantially to the effect set forth in Exhibit I-1;

                  (B) the opinion of counsel to Aeltus, substantially to the effect set forth in Exhibit I-2;

                  (C) the opinion of an Associate General Counsel and Vice President of the Insurer, substantially to the effect set forth in Exhibit J;

                  (D) the opinion of Dechert, as counsel to the Fund, substantially to the effect set forth in Exhibit K; and

                  (E) the opinion of an Assistant General Counsel of State Street Bank and Trust Company, substantially to the effect set forth in Exhibit L.

            (ix) The Insurer shall have received a copy of the Articles of Amendment and Restatement and of the Articles Supplementary with respect to each PPF, certified by the State Department of Assessments and Taxation of Maryland;

            (x) All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Transaction Documents shall be satisfactory in form and substance to the Insurer, and the Insurer shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request;

            (xi) Each of the representations and warranties made by ING, Aeltus and the Fund in or pursuant to the Transaction Documents shall be true and correct in all material respects on and as of the Effective Date; and

            (xii) No Default or Event of Default shall have occurred and be continuing on the Effective Date.

            Section 2.4. Fees. In consideration of the issuance by the Insurer of each Policy with respect to a PPF, the Fund, on behalf of such PPF, shall pay to the Insurer a fee in an amount equal to 0.33% per annum of the average daily Total Net Assets of such PPF during each calendar month in the Guarantee Period with respect to such PPF (the "Policy Fee") payable monthly in arrears on the first Business Day of the following calendar month (each a "Fee Payment Date"). Policy Fees payable on each Fee Payment Date will be calculated based on a 365-or 366-day year for the actual number of days elapsed and any calendar month ending during a weekend will include the days during such weekend falling in the next calendar month (which days will not be included in the next calendar month). The Policy Fee includes certain fees payable to consultants for which the Insurer acts as a pass-through entity.

            Section 2.5. Reimbursement Obligations. (a) If, after any Rebalancing on any Business Day pursuant to Section 3.5 with respect to any PPF,
(x) all of the assets of such PPF are, or are required to be, invested solely in U.S. Treasury Zeroes, U.S. Agency Zeroes and Cash Equivalents, and (y) the Covered Expense Ratio used to calculate the Present Value of Covered Expenses with respect to such PPF was less than the Higher Covered Expense Ratio with respect to such PPF on the Valuation Date for such Business Day, a "Permanent Deficit Event" shall be deemed to have occurred with respect to such PPF.

            (b) After the occurrence of a Permanent Deficit Event with respect to any PPF, the Investment Adviser of such PPF hereby agrees to pay to the Insurer from time to time an amount equal to each payment of any amount made for any reason by such PPF to such Investment Adviser, within two Business Days of the date of such Investment Adviser's receipt of such payment, until the first Valuation Date on which the Reimbursement Amount with respect to such PPF equals or exceeds the Permanent Fee Deficit Amount with respect to such PPF on such Valuation Date. Thereafter, the Insurer hereby agrees to pay to the Investment Adviser of such PPF, on a quarterly basis, on the last Business Day of each calendar quarter and on the Maturity Date of such PPF, the excess, if any, of
(a) the Reimbursement Amount with respect to such PPF over (b) the Permanent Fee Deficit Amount with respect to such PPF as of the last Valuation Date of such calendar quarter or such Maturity Date, as the case may be.

            Section 2.6. Indemnification. (a) In addition to any and all rights of reimbursement or any other rights pursuant hereto or under law or equity, ING agrees (i) to pay, or reimburse, the Insurer for all of its reasonable out-of-pocket costs and expenses (including, without limitation as provided in Section 7.5, the reasonable fees and disbursements of its counsel in the event the Fund does not pay them as contemplated by Section 7.5) incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, the other Transaction Documents and any amendment, supplement or modification thereof, or waiver or consent thereunder, (ii) to pay, or reimburse, the Insurer for all of its reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees and disbursements of its counsel) incurred in connection with the enforcement or preservation of any rights under the Transaction Documents, (iii) to pay, indemnify, and hold the Insurer harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of the Transaction Documents and (iv) to pay, indemnify and hold the Insurer and its officers, directors, employees and agents (each an "Indemnitee") harmless from and against any and all out-of-pocket liabilities (including penalties), obligations, losses, damages, actions, suits, demands, claims, judgments, costs, expenses or disbursements of any kind or nature whatsoever that arise out of, or in any way relate to or result from or out of
(A) the transactions contemplated by the Transaction Documents or (B) any investigation or defense of, or participation in, any legal proceeding relating to the execution, delivery, enforcement, performance or administration of the Transaction Documents (whether or not such Indemnitee is a party thereto) (all the foregoing in clauses (i) through (iv) above, collectively, the "Indemnified Liabilities"); provided that ING shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities arising from the gross negligence, bad faith or willful misconduct of any Indemnitee. Any payments required to be made by ING under this Section 2.6 shall be due and payable by ING on the 30th day after demand therefor.

            (b) The indemnity provisions of this Section 2.6, as well as the reimbursement provisions set forth in Section 2.5, shall survive the termination of this Restated Agreement.

                                  ARTICLE III
                               MANAGEMENT OF PPFs

            Section 3.1. Eligible Investments. (a) The Investment Adviser of each PPF shall segregate the assets of such PPF from all other series of the Fund and ensure that the investment of the assets of each PPF independently satisfies the requirements of this Article III. The requirements of this Article III apply to each PPF only through the Maturity Date of such PPF.

            (b) The Sub-Adviser of each PPF shall, subject to the restrictions of Sections 3.2, 3.3, 3.4 and 3.5, invest the assets of such PPF only in the following types of investments ("Eligible PPF Investments"):

            (i) cash and the following short-term securities with remaining maturities of 180 days or less: (1) direct obligations of, and obligations fully guaranteed as to full and timely payment by the full faith and credit of, the United States of America, U.S. Agency Notes and U.S. Agency Zeroes; (2) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof; provided that at the time of investment therein the commercial paper or other short-term unsecured debt obligations thereof shall be rated at least A-1 by S&P or P-1 by Moody's; (3) bankers acceptances issued by any depository institution or trust company referred to in clause (2) above; and (4) commercial paper having at the time of the investment therein a rating of at least A-1 by S&P or P-1 by Moody's;

            (ii) U.S. Treasury Notes, U.S. Treasury Zeroes, U.S. Agency Notes or U.S. Agency Zeroes;

            (iii) Non-callable interest bearing debt obligations of a corporation having a rating of least AA- by S&P or Aa3 by Moody's; provided that if both S&P and Moody's have issued a rating thereon, such rating shall be no less than AA-/Aa3 ("Corporate Bonds");

            (iv)  U. S. Treasury Futures;

            (v)   Index Equities; and

            (vi)  Index Futures.

            Section 3.2. Investment Limitations. The Sub-Adviser of each PPF shall invest the assets of such PPF subject to the following limitations:

            (a) all Cash Associated with Futures shall be invested in Cash Equivalents;

            (b) such PPF shall hold Cash Equivalents (excluding Cash Margin) plus receivables for securities sold less payables for securities purchased having an aggregate Market Value at all times at least equal to Cash Associated with Futures with respect to such PPF;

            (c) the aggregate Market Value of all Cash Equivalents held by such PPF (less Cash Associated with Futures and Cash Margin with respect to such PPF) on any Valuation Date shall not exceed 4% of the Total Net Assets with respect to such PPF on such Valuation Date; provided, however that during the 180 day period prior to the Maturity Date of such PPF the aggregate Market Value of all Cash Equivalents held by such PPF on any Valuation Date may exceed 4% of the Total Net Assets with respect to such PPF on such Valuation Date provided that no more than 4% of the Total Net Assets with respect to such PPF consist of Cash Equivalents described in clauses (2), (3) or (4) of Section 3.1(b)(i);

            (d) no Cash Equivalent or U.S. Treasury Zero or U.S. Agency Zero held by such PPF shall mature after the Maturity Date with respect to such PPF;

            (e) at the time of any investment in Corporate Bonds by such PPF, no more than 2% of the Total Net Assets of such PPF shall be invested in Corporate Bonds issued by a particular issuer or group of affiliated issuers;

            (f) the aggregate net Notional Value of all U.S. Treasury Futures held by such PPF on any Valuation Date shall not exceed an amount equal to 50% of the aggregate Market Value of all Corporate Bonds, U.S. Treasury Notes and U.S. Agency Notes held by such PPF on such Valuation Date;

            (g) U.S. Treasury Futures shall be acquired or sold by a PPF only in order to shorten or lengthen the Portfolio Duration with respect to the Corporate Bonds, U.S. Treasury Notes and U.S. Agency Notes held by such PPF;

            (h) on any Valuation Date, the Portfolio Duration with respect to the Corporate Bonds, the U.S. Treasury Notes, the U.S. Agency Notes and U.S. Treasury Futures held by such PPF shall not be greater than the Theoretical Zero Modified Duration with respect to such PPF nor less than the Theoretical Zero Modified Duration with respect to such PPF minus 0.25;

            (i) the aggregate Market Value of all Index Futures held by such PPF on any Valuation Date shall not exceed 25% of the aggregate Market Value of all Index Equities held by such PPF on such Valuation Date;

            (j) any Corporate Bond held by such PPF that is rated less than AA- by S&P or less than Aa3 by Moody's shall be sold by such PPF within 15 Business Days following the public announcement of such rating;

            (k) the aggregate Market Value of the Corporate Bonds held by such PPF shall not exceed 45% of the aggregate Market Value of the Fixed Income Portfolio with respect to such PPF;

            (l) all U.S. Treasury Zeroes or U.S. Agency Zeroes (other than Cash Equivalents) held by such PPF shall mature on, or within the 90 days preceding, the Maturity Date with respect to such PPF; and

            (m) all Corporate Bonds, U.S. Treasury Notes and U.S. Agency Notes held by such PPF shall mature within the three years preceding or the three years following the Maturity Date with respect to such PPF.

            Section 3.3. Index Equity Selection Guidelines. The Sub-Adviser of each PPF shall make each investment in Index Equities in such PPF in accordance with the Selection Guidelines. Each Investment Adviser and each Sub-Adviser shall not make any material change in the Selection Guidelines, including without limitation, the investment selection methodology described therein, without the prior written consent of the Insurer.

            Section 3.4. Index Equity Diversification and Capitalization Requirements. The Sub-Adviser of each PPF shall invest the assets of such PPF, to the extent such PPF holds any Index Equities, such that the following requirements are satisfied as of each Valuation Date:

            (a) each PPF shall be invested in at least 400 of the 500 Index Equities; provided that no investment in an Index Equity will be included for the purposes of satisfying the requirements set forth in this paragraph (a) unless the Fund Weight with respect to such PPF and such Index Equity equals or exceeds 40% of the Index Weight for such Index Equity;

            (b) the aggregate of the Index Weights with respect to each of the Index Equities which are held by such PPF and which satisfy the requirements of paragraph (a) above shall not be less than 85%;

            (c) the Fund Weight with respect to such PPF and each Index Equity held by such PPF shall not exceed 200% of the Index Weight for such Index Equity; and

            (d) the Fund Sector Weight with respect to such PPF for each Sector shall not: (i) exceed 135% of the Sector Index Weight for such Sector or
(ii) be less than 65% of the Sector Index Weight for such Sector.

            The Investment Adviser of each PPF shall demonstrate compliance with the requirements and limitations set forth in this Section 3.4 by providing to the Insurer, within 10 calendar days of the end of each month, a report for such PPF as of such month end, substantially in the form attached hereto as Exhibit M hereto.

            Section 3.5. Asset Allocation and Rebalancing. (a) If, with respect to any PPF, prior to the open of trading on the NYSE on any Business Day, the excess of (1) the sum of, without duplication:

            (i) 70% of the aggregate Market Value of all Index Equities held by such PPF on the Valuation Date for such Business Day,

            (ii) the aggregate Market Value of all Cash Equivalents held by such PPF (less Cash Associated with Futures and Cash Margin with respect to such PPF) on the Valuation Date for such Business Day,

            (iii) the aggregate Market Value of all U.S. Treasury Notes, U. S. Agency Notes, U.S. Treasury Zeroes and U.S. Agency Zeroes held by such PPF on the Valuation Date for such Business Day,

            (iv) the aggregate Market Value of all Corporate Bonds held by such PPF on the Valuation Date for such Business Day,

            (v) the aggregate Market Value of all U.S. Treasury Futures held by such PPF on the Valuation Date for such Business Day,

            (vi) 70% of the aggregate Market Value of all Index Futures held by such PPF on the Valuation Date for such Business Day,

            (vii) to the extent not included in the Market Value of the Equity Portfolio, Fixed Income Portfolio or the Cash Equivalents of such PPF, an amount equal to the aggregate amount of interest and dividend receivables and receivables for securities sold payable to such PPF on the Valuation Date for such Business Day,

            (viii) an amount equal to the aggregate amount payable to such PPF on such Valuation Date on account of a decrease in the margin requirements with respect to the U.S. Treasury Futures held by such PPF, and

            (ix) an amount equal to the aggregate amount payable to such PPF by the Investment Adviser with respect to such PPF pursuant to the Investment Management Agreement with respect to such PPF on account of expenses incurred by such PPF that are subject to reimbursement by such Investment Adviser, over (2) an amount equal to the aggregate amount of the liabilities allocated to such PPF, including all amounts payable by such PPF in respect of securities purchased (the "Adjusted Total Net Assets"), is less than the Asset Allocation Threshold with respect to such PPF on such Business Day (the foregoing determination an "Asset Allocation Test"), the Sub-Adviser of such PPF shall sell a portion of the Index Equities and/or Index Futures held by such PPF and reinvest the proceeds of such sale in U.S. Treasury Zeroes, U.S. Agency Zeroes, U.S. Treasury Notes, U.S. Agency Notes, Corporate Bonds and/or Cash Equivalents such that, after giving effect to such sale and reinvestment of proceeds, the Adjusted Total Net Assets with respect to such PPF would equal or exceed the sum of the Present Value of the Aggregate Guarantee Amount with respect to such PPF plus the Present Value of Covered Expenses with respect to such PPF. An Asset Allocation Test shall be performed with respect to each PPF by the Sub-Adviser of such PPF prior to the open of trading on the NYSE on each Business Day.

            (b) If, with respect to any PPF, prior to the open of trading on the NYSE on any Business Day, the Adjusted Total Net Assets of such PPF is equal to or greater than the Asset Allocation Threshold with respect to such PPF and, on such Business Day, the Sub-Adviser of such PPF effects an Asset Reallocation with respect to such PPF, such Sub-Adviser of such PPF shall reallocate the investments held by such PPF such that, after giving effect to such change in investments, the Adjusted Total Net Assets with respect to such PPF would equal or exceed the sum of the Present Value of the Aggregate Guarantee Amount with respect to such PPF plus the Present Value of Covered Expenses with respect to such PPF.

            (c) If, on any Business Day, the Sub-Adviser of any PPF shall fail to effect a Rebalancing required by this Section 3.5, the Sub-Adviser of such PPF shall provide the Insurer, the Custodian and the Investment Adviser with written notice of such failure prior to the next succeeding Business Day.

            (d) If, on any Business Day, with respect to any PPF, the aggregate Market Value of all Index Equities permitted to be held by such PPF in accordance with the Asset Allocation Test is less than 40% of the Total Net Assets of such PPF, the Sub- Adviser of such PPF shall sell all Corporate Bonds, U.S. Treasury Notes and U.S. Agency Notes held by such PPF on such Business Day and reinvest the proceeds thereof in U.S. Treasury Zeroes or U.S. Agency Zeroes or Cash Equivalents.

            (e) Each Sub-Adviser of a PPF shall report the results of each Asset Allocation Test with respect to such PPF for each Business Day in a report substantially in the form attached hereto as Exhibit N hereto, and shall deliver each such report to the Insurer and to the Investment Adviser prior to the opening of business on the next succeeding Business Day.

                                   ARTICLE IV
                                EVENTS OF DEFAULT

            Section 4.1. Default. If any of the following events (each, an "Event of Default") shall occur and be continuing:

            (a) Any Investment Adviser or Sub-Adviser of a PPF shall default in its observance or performance of any agreement or obligation contained in
Section 3.1, 3.2, 3.3, 3.4 or 3.5(d) and such default shall continue unremedied for a period of three Business Days; provided, however that such Investment Adviser or Sub-Adviser shall not be in default of its obligations contained in
Section 3.2(c) on any Business Day on which the market for Treasury obligations of the U.S. Government is closed;

            (b) Any Investment Adviser or Sub-Adviser of a PPF shall default in its observance or performance of any agreement or obligation contained in
Section 3.5(a), (b), (c) or 3.5(e) and such default shall continue unremedied for a period of one Business Day;

            (c) Any Investment Adviser or Sub-Adviser of a PPF or the Fund shall default in the observance or performance of any agreement or obligation contained in this Agreement (other than any obligation or agreement referred to in paragraphs (a) or (b) above) and such default remains unremedied for a period of 15 Business Days after the date on which written notice thereof shall have been given by the Insurer to such Investment Adviser or Sub-Adviser or the Fund; or

            (d) Any representation or warranty made or deemed made by any Investment Adviser or Sub-Adviser of a PPF or the Fund in this Agreement or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made and such breach remains unremedied for a period of 15 Business Days after the date on which written notice thereof shall have been given by the Insurer to such Investment Adviser, such Sub-Adviser or the Fund;

then and only then the Insurer shall have the right to direct the investment of funds in the particular PPF or PPFs pursuant to Section 3 of the Custodian Service and Monitoring Agreement in the manner and to the extent provided in
Section 4.2.

            Section 4.2. Remedies. (a) After the occurrence and during the continuance of an Event of Default with respect to a PPF or an Event of Default not relating to a particular PPF, the Insurer shall have the right to deliver to the Investment Adviser of such PPF and the Custodian an Event of Default Notice (as defined in the Custodian Service and Monitoring Agreement). During the period (the "Default Period") from and including the date on which the Custodian receives an Event of Default Notice from the Insurer to and excluding the Business Day following the date on which the Insurer gives the Custodian a Cure Notice (as defined in the Custodian Service and Monitoring Agreement), the Insurer shall have the right to direct the investment of the PPF as to which such Event of Default shall have occurred or all PPFs, as the case may be, by delivering to the Custodian, pursuant to Section 3 of the Custodian Service and Monitoring Agreement, written investment instructions from the Investment Adviser of such PPF as described in the next sentence of this Section 4.2(a) or, under the circumstances described in Section 4.2(b), its own instructions in accordance with Section 4.2(b). In the event that during the Default Period the Insurer receives written investment instructions from the Investment Adviser of the PPF as to which such Event of Default shall have occurred, the Insurer shall promptly forward such instructions to the Custodian unless the Insurer determines that the execution of such instructions would result in the occurrence of another Default or, after the occurrence and during the continuance of an Event of Default specified in Section 4.1 (a) or (b), that the execution of such instructions would not result in the cure of the breach causing such Event of Default.

            (b) In the event that during a Default Period and after the occurrence and during the continuance of an Event of Default with respect to a PPF specified in Section 4.1 (a) or (b) herein, the Insurer shall not have received written investment instructions from the Investment Adviser of such PPF with respect to such PPF in the format set forth in the Custodian Service and Monitoring Agreement, the execution of which would result in the cure of the breach causing such Event of Default, without resulting in the occurrence of another Default, by 10:00 a.m., New York City time, on the later of the first day of such Default Period and the Business

Day after the occurrence of such Event of Default, the Insurer shall have the right to provide the Custodian with its own investment instructions pursuant to
Section 3 of the Custodian Service and Monitoring Agreement, subject to the following conditions:

            (i) after giving effect to any changes to the investments of such PPF at the direction of the Insurer, the investments of such PPF shall be consistent with Article III;

            (ii) any changes made to the investments of such PPF at the direction of the Insurer shall be limited to those that are reasonably necessary to cure the breach causing such Event of Default;

            (iii) if such Event of Default is specified in Section 4.1(a), the specific investments causing such Event of Default shall be sold;

            (iv) if such Event of Default is specified in Section 4.1(a) and Index Equities are required to be sold in order to cure the breach causing such Event of Default, the proceeds of such sale shall be reinvested, to the extent practicable, in a pro rata portion of the Index Equities then held by the PPF as to which such Event of Default shall have occurred, unless doing so would result in another Event of Default pursuant to
      Section 4.1(b) or not result in the cure of the existing Event of Default, in which case the proceeds thereof shall be reinvested in U.S. Treasury Zeroes or U.S. Agency Zeroes;

            (v) if such Event of Default is specified in Section 4.1(a) and Corporate Bonds, U.S. Treasury Futures, U.S. Treasury Zeroes, U.S. Agency Zeroes or Cash Equivalents are required to be sold in order to cure the breach causing such Event of Default, the proceeds of such sale shall be reinvested, to the extent practicable, in U.S. Treasury Zeroes or U.S. Agency Zeroes (other than Cash Equivalents); and

            (vi) if such Event of Default is specified in Section 4.1(b), the minimum amount of Index Equities or Index Futures as is reasonably necessary in the manner described in Section 4.2(b)(vii), after giving effect to the reinvestment of the proceeds thereof in U.S. Treasury Zeroes, U.S. Agency Zeroes or Cash Equivalents, to cause the Adjusted Total Net Assets with respect to the PPF as to which such Event of Default shall have occurred to equal the sum of the Present Value of the Aggregate Guarantee Amount with respect to such PPF plus the Present Value of Covered Expenses with respect to such PPF, shall be sold;

            (vii) if such Event of Default is specified in Section 4.1(b), Index Futures and Index Equities will be sold, to the extent practicable, in the following order of priority and manner, to the extent reasonably necessary to satisfy Section 4.2(b)(vi):

                  (A) a pro rata portion of all Index Futures held by such PPF shall be sold;

                  (B)   all Index Futures held by such PPF shall be sold;

                  (C)   a pro rata portion of all Index Equities shall be sold;
                        and

                  (D)   all Index Equities shall be sold.

            (c) In the event that, after the occurrence and during the continuance of an Event of Default specified in Section 4.1(c) or (d), the Insurer shall not have received written instructions from the Investment Adviser of each PPF or the written instructions received from the Investment Adviser would not result in the occurrence of a Default, then the Insurer shall have no right to direct the investment of such PPF pursuant to Section 3 of the Custodian Service and Monitoring Agreement or otherwise, provided no Event of Default specified in Section 4.1(a) or (b) shall have occurred and be continuing. If an Event of Default specified in Section 4.1(c) or (d) shall occur and be continuing, it shall be deemed to have occurred with respect to all PPFs.

            (d) After the occurrence and during the continuance of an Event of Default, the Investment Adviser of the PPF as to which such Event of Default shall have occurred (in case of an Event of Default with respect to a PPF) or the Investment Adviser of each PPF (in the case of an Event of Default not relating to a particular PPF) shall deliver trade instructions only through the Insurer in accordance with this Section 4.2 with respect to such PPF.

            (e) Upon the cure of an Event of Default, the Insurer shall give prompt written notice of such cure to each Investment Adviser and, unless another Event of Default shall have occurred and be continuing, shall promptly give a Cure Notice to the Custodian pursuant to the Custodian Service and Monitoring Agreement. Other than after the occurrence and during the continuance of an Event of Default, the Insurer shall have no right to direct the investment of funds in the PPFs.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

            Section 5.1. Representations and Warranties Relating to ING. To induce the Insurer to enter into this Agreement, ING hereby represents and warrants to the Insurer that:

            (a) ING (i) is an Arizona limited liability company duly organized, validly existing and in good standing under the laws of the State of Arizona, (ii) has the corporate power and authority, and the legal right, to own its assets and to transact the business in which it is engaged, (iii) is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification except where the failure to so qualify would not have a material adverse effect on ING's ability to perform its obligations under the Transaction Documents and (iv) is in compliance with all Requirements of Law except where non-compliance would not have a material adverse effect on ING's ability to perform its obligations under the Transaction Documents or the validity or enforceability of the Transaction Documents.

            (b) ING has the corporate power and authority, and the legal right, to execute, deliver and perform the Transaction Documents to which it is a party and has taken all necessary action required by applicable Requirements of Law to authorize the execution, delivery and performance of the Transaction Documents to which it is a party. Except as has been obtained, no consent or authorization of, filing with, or other act by or in respect of, any Government

Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability by or against ING of the Transaction Documents to which it is a party. This Agreement and each other Transaction Document to which ING is a party have been duly executed and delivered on behalf of ING. This Agreement and each other Transaction Document to which ING is a party constitute legal, valid and binding obligations of ING enforceable against ING in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

            (c) The execution, delivery and performance of the Transaction Documents to which ING is a party will not violate any Requirement of Law or Contractual Obligation of ING and will not result in, or require, the creation or imposition of any Lien on any of its property, assets or revenues pursuant to any such Requirement of Law or Contractual Obligation except where such violation would not have a material adverse effect on ING's ability to perform its obligations under the Transaction Documents or the validity or enforceability of the Transaction Documents.

            (d) No litigation, proceeding or investigation of or before any arbitrator or Governmental Authority is pending or threatened by or against ING or against any of its properties or revenues (i) asserting the invalidity or unenforceability of any of the Transaction Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Transaction Documents or (iii) seeking any determination or ruling that might materially and adversely affect (A) ING's ability to perform its obligations under the Transaction Documents, (B) the validity or enforceability of the Transaction Documents or (C) the Insurer.

            (e) ING is duly registered and in good standing with the Commission as an investment adviser under the Investment Advisers Act, and there does not exist any proceeding or any facts or circumstances the existence of which could lead to any proceeding which could adversely affect the registration or good standing of ING with the Commission; ING is not prohibited by any provision of the Investment Advisers Act or the Investment Company Act, or the respective rules and regulations thereunder, from acting as an investment adviser of the Fund as contemplated hereunder.

            Section 5.2. Representations and Warranties Relating to Aeltus. To induce the Insurer to enter into this Agreement, Aeltus hereby represents and warrants to the Insurer that:

            (a) Aeltus (i) is a Connecticut corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut, (ii) has the corporate power and authority, and the legal right, to own its assets and to transact the business in which it is engaged, (iii) is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification except where the failure to so qualify would not have a material adverse effect on Aeltus' ability to perform its obligations under the Transaction Documents and (iv) is in compliance with all Requirements of Law except where non-compliance would not have a material adverse effect on Aeltus' ability to perform its obligations under the Transaction Documents or the validity or enforceability of the Transaction Documents.

            (b) Aeltus has the corporate power and authority, and the legal right, to execute, deliver and perform the Transaction Documents to which it is a party and has taken all necessary action required by applicable Requirements of Law to authorize the execution, delivery and performance of the Transaction Documents to which it is a party. Except as has been obtained, no consent or authorization of, filing with, or other act by or in respect of, any Government Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability by or against Aeltus of the Transaction Documents to which it is a party. This Agreement and each other Transaction Document to which Aeltus is a party have been duly executed and delivered on behalf of Aeltus. This Agreement and each other Transaction Document to which Aeltus is a party constitute legal, valid and binding obligations of Aeltus enforceable against Aeltus in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

            (c) The execution, delivery and performance of the Transaction Documents to which Aeltus is a party will not violate any Requirement of Law or Contractual Obligation of Aeltus and will not result in, or require, the creation or imposition of any Lien on any of its property, assets or revenues pursuant to any such Requirement of Law or Contractual Obligation except where such violation would not have a material adverse effect on Aeltus' ability to perform its obligations under the Transaction Documents or the validity or enforceability of the Transaction Documents.

            (d) No litigation, proceeding or investigation of or before any arbitrator or Governmental Authority is pending or threatened by or against Aeltus or against any of its properties or revenues (i) asserting the invalidity or unenforceability of any of the Transaction Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Transaction Documents or (iii) seeking any determination or ruling that might materially and adversely affect (A) Aeltus' ability to perform its obligations under the Transaction Documents, (B) the validity or enforceability of the Transaction Documents or (C) the Insurer.

            (e) Aeltus is duly registered and in good standing with the Commission as an investment adviser under the Investment Advisers Act, and there does not exist any proceeding or any facts or circumstances the existence of which could lead to any proceeding which could adversely affect the registration or good standing of Aeltus with the Commission; Aeltus is not prohibited by any provision of the Investment Advisers Act or the Investment Company Act, or the respective rules and regulations thereunder, from acting as a sub-adviser of the Fund as contemplated hereunder.

            Section 5.3. Representations and Warranties Relating to the Fund. To induce the Insurer to enter into this Agreement, ING and the Fund hereby, jointly and severally, represent and warrant to the Insurer that:

            (a) The Fund (i) is duly organized, validly existing and in good standing under the laws of the State of Maryland; (ii) has the power and authority, and the legal right, to own its assets and to transact the business in which it is engaged; (iii) is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification except where the failure to so qualify would not have a material adverse effect on the Fund's ability to perform its obligations under the Transaction Documents; and (iv) is in compliance with all Requirements of Law except where non-compliance would not have a material adverse effect on the Fund's ability to perform its obligations under the Transaction Documents or the validity or enforceability of the Transaction Documents.

            (b) The Fund has the power and authority, and the legal right, to execute, deliver and perform the Transaction Documents to which it is a party and has taken all necessary action required by applicable Requirements of Law to authorize the execution, delivery and performance of the Transaction Documents to which it is a party. No consent or authorization of, filing with, or other act by or in respect of, any Government Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability by or against the Fund of the Transaction Documents to which it is a party, other than a filing made under the Securities Act of 1933 and the Investment Company Act of 1940. This Agreement and each other Transaction Document to which the Fund is a party have been duly executed and delivered on behalf of the Fund. This Agreement and each other Transaction Document to which the Fund is a party constitute legal, valid and binding obligations of the Fund enforceable against the Fund in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

            (c) The execution, delivery and performance of the Transaction Documents to which it is a party will not violate any Requirement of Law or Contractual Obligation of the Fund and will not result in, or require, the creation or imposition of any Lien on any of its property, assets or revenues pursuant to any such Requirement of Law or Contractual Obligation except where such violation would not have a material adverse effect on the Fund's ability to perform its obligations under the Transaction Documents to which it is a party or the validity or enforceability of the Transaction Documents to which it is a party.

            (d) No litigation, proceeding or investigation of or before any arbitrator or Governmental Authority is pending or threatened by or against the Fund or against any of its properties or revenues (i) asserting the invalidity or unenforceability of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Transaction Documents to which it is a party or (iii) seeking any determination or ruling that might materially and adversely affect (A) the Fund's ability to perform its obligations under this Agreement, (B) the validity or enforceability of this Agreement or (C) the Insurer.

            (e) The Fund is duly registered with the Commission as an open-end, diversified management investment company under the Investment Company Act and the Fund has been operated in compliance in all material respects with the Investment Company Act and the rules and regulations thereunder.

                                   ARTICLE VI
                                    COVENANTS

            Section 6.1. Covenants of Investment Adviser. The Investment Adviser of each PPF hereby covenants and agrees that through the Maturity Date with respect to such PPF:

            (a) it shall comply in all material respects with the terms and conditions of the Transaction Documents to which it is a party and shall provide the Insurer with written notice immediately upon becoming aware of any material breach by it of the provisions of any such agreements;

            (b) it shall not amend, supplement or otherwise modify, or agree to any waiver with respect to any provision of the Sub-Adviser Agreement or the Investment Management Agreement with respect to such PPF if such amendment, supplement or modification would be reasonably likely to have a material impact on the Insurer, any PPF Shareholder or any PPF, without the prior written consent of the Insurer;

            (c) it shall not amend, supplement or otherwise modify, or agree to any waiver with respect to any provision of the Expense Limitation Agreement with respect to such PPF without the prior written consent of the Insurer;

            (d) it shall not elect to terminate the Expense Limitation Agreement or the Investment Management Agreement with respect to such PPF, without the prior written consent of the Insurer;

            (e) it shall not elect to terminate the Sub-Adviser Agreement with Aeltus or recommend to the Board of Directors of the Fund the termination of the Sub-Adviser Agreement with Aeltus with respect to such PPF, without the prior written consent of the Insurer, which consent shall not be unreasonably withheld; provided, however, that this covenant shall not prohibit the Investment Adviser from recommending to the Board of Directors of the Fund the termination of the Sub-Adviser Agreement with Aeltus with respect to any such PPF if the Investment Adviser reasonably believes it has a fiduciary duty to make such a recommendation;

            (f) other than the Sub-Adviser Agreement effective March 1, 2002 it has entered into with Aeltus, it shall not enter into a sub-adviser agreement pursuant to Section 2 of the Investment Management Agreement to which it is a party, without the prior written consent of the Insurer;

            (g) other than in connection with the reinvestment of dividends, it shall not allow the offering or sale of the shares of such PPF after the Offering Period with respect to such PPF;

            (h) it shall promptly notify the Insurer of any information or event, to the knowledge of such Investment Adviser, that would be reasonably likely to result, through passage of time or otherwise, in the occurrence of an Event of Default;

            (i) it shall notify the Insurer in the monthly report delivered to the Insurer pursuant to Section 3.4 of the use of any Substitute Valuation Source during the preceding month;

            (j) it shall provide to the Insurer copies of the Final Prospectus (including the Statement of Additional Information) with respect to each Class of Shares of such PPF and such additional information with respect to any PPF as the Insurer may from time to time reasonably request, and, after the occurrence of an Event of Default with respect to such PPF, at the expense of the Investment Adviser of such PPF, during normal business hours with reasonable prior notice allow the Insurer to inspect, audit and make copies of and abstracts from the Fund's records regarding such PPF and to visit the offices of the Investment Adviser of such PPF for the purpose of examining such records, internal controls and procedures maintained by such Investment Adviser;

            (k) prior to filing with the Commission any amendment to the Registration Statement with respect to any Class of Shares of such PPF or supplement to the Final Prospectus with respect to any Class of Shares of such PPF, it shall furnish a copy thereof to the Insurer and shall obtain the consent of the Insurer to any such filing that would be reasonably likely to have a material impact on the Insurer or, on or before the Maturity Date with respect to such PPF, on such PPF or any PPF Shareholder of such PPF, which consent shall not be unreasonably withheld;

            (l) it shall notify the Insurer promptly (i) of any request or proposed request by the Commission for an amendment to the Registration Statement with respect to any Class of Shares of such PPF or a supplement to the Final Prospectus with respect to any Class of Shares of such PPF, (ii) of the issuance by the Commission of any stop-order suspending the effectiveness of the Registration Statement with respect to any Class of Shares of such PPF or the initiation or threat of any such stop-order proceeding or (iii) of receipt by the Fund of a notice from or order of the Commission pursuant to Section 8(e) of the Investment Company Act with respect to any Registration Statement with respect to such PPF;

            (m) it shall comply in all material respects with the terms and provisions of the Acts and the Investment Adviser Act with respect to such PPF;

            (n) it shall not terminate such PPF during the Guarantee Period prior to the Maturity Date;

            (o) in the event that it elects to terminate the Sub-Adviser Agreement with Aeltus or any successor Sub-Adviser with respect to such PPF or the Sub-Adviser Agreement with respect to such PPF terminates in accordance with its terms, it shall cause the successor sub-adviser, if any, to enter into a Sub-Adviser Agreement with respect to such PPF and this Agreement prior to the effective date of such termination; and

            (p) in the course of supervising the Sub-Adviser, it shall not direct or otherwise cause the Sub-Adviser to default in the observance or performance of any agreement or obligation of the Sub-Adviser contained in
Article III.

            Section 6.2. Covenants of Sub-Adviser. The Sub-Adviser of each PPF hereby covenants and agrees that through the Maturity Date with respect to such
PPF:

            (a) it shall comply in all material respects with the terms and conditions of the Transaction Documents to which it is a party and shall provide the Insurer with written notice immediately upon becoming aware of any material breach by it of the provisions of any such agreements;

            (b) it shall not amend, supplement or otherwise modify, or agree to any waiver with respect to any provision of the Sub-Adviser Agreement with respect to such PPF if such amendment, supplement or modification would be reasonably likely to have a material impact on the Insurer, any PPF Shareholder or any PPF, without the prior written consent of the Insurer;

            (c) it shall not amend, supplement or otherwise modify, or agree to any waiver with respect to any provision of the Expense Limitation Agreement with respect to such PPF without the prior written consent of the Insurer;

            (d) it shall not elect to terminate the Sub-Adviser Agreement or the Expense Limitation Agreement with respect to such PPF, without the prior written consent of the Insurer;

            (e) it shall promptly notify the Investment Adviser of any information or event, to the knowledge of such Sub-Adviser, that would be reasonably likely to result, through passage of time or otherwise, in the occurrence of an Event of Default;

            (f) it shall comply in all material respects with the terms and provisions of the Acts and the Investment Advisers Act with respect to such PPF; and

            (g) it shall provide to the Insurer such additional information with respect to any PPF as the Insurer may from time to time reasonably request, and, after the occurrence of an Event of Default with respect to such PPF, at the expense of the Sub-Adviser of such PPF, during normal business hours with reasonable prior notice allow the Insurer to inspect, audit and make copies of and abstracts from the Fund's records regarding such PPF and to visit the offices of the Sub-Adviser of such PPF for the purpose of examining such records, internal controls and procedures maintained by such Sub-Adviser.

            Section 6.3. Covenants of the Fund. The Fund hereby covenants and agrees that through the Maturity Date with respect to each PPF:

            (a) it shall comply in all material respects with the terms and conditions of the Transaction Documents with respect to such PPF to which it is a party and shall provide the Insurer with written notice immediately upon becoming aware of any material breach by it of the provisions of any such agreements;

            (b) it shall not amend, supplement or otherwise modify, or agree to any waiver with respect to any provision of the Expense Limitation Agreement or the Custodian Service and Monitoring Agreement with respect to such PPF, without the prior written consent of the Insurer;

            (c) it shall not amend, supplement or otherwise modify, or agree to any waiver with respect to any provision of the Investment Management Agreement or the Sub-Adviser Agreement with respect to such PPF if such amendment, supplement or modification would be reasonably likely to have a material impact on the Insurer, any PPF Shareholder of such PPF or such PPF, without the prior written consent of the Insurer;

            (d) it shall not amend, supplement or otherwise modify any provision of the Articles of Amendment and Restatement or the Articles Supplementary with respect to such PPF if such amendment, supplement or modification would be reasonably likely to have a material impact on the Insurer, any PPF Shareholder of such PPF or such PPF, without the prior written consent of the Insurer;

            (e) it shall not change the manner in which the general liabilities of the Fund are allocated to such PPF or the assets of such PPF are allocated to any Class of Shares of-such PPF if such change would be reasonably likely to have a material impact on the Insurer, any PPF Shareholder of such PPF or such PPF, without the prior written consent of the Insurer;

            (f) promptly after any amendment or waiver of any provision of the Investment Management Agreement or the Sub-Adviser Agreement with respect to such PPF or the filing of any amendment to the Articles of Amendment and Restatement or the Articles Supplementary with respect to such PPF it shall provide the Insurer with a copy of any such amendment or waiver;

            (g) in the event that it elects to terminate the Investment Management Agreement with ING or any other Investment Adviser or to terminate the Sub-Adviser Agreement with Aeltus or any successor Sub-Adviser with respect to such PPF or the Investment Management Agreement or the Sub-Adviser Agreement with respect to any PPF terminates in accordance with its terms, it shall cause the successor investment advisor or sub-adviser with respect to such PPF to enter into an Investment Management Agreement or Sub-Adviser Agreement with respect to such PPF and this Agreement prior to the effective date of such termination;

            (h) in the event that either it or the Custodian shall terminate the Custodian Service and Monitoring Agreement with respect to such PPF, it shall enter into a Custodian Service and Monitoring Agreement with respect to such PPF, as the case may be, with a successor Custodian or an affiliate thereof prior to the effective date of such termination;

            (i) within 90 days of the end of such PPF's fiscal year, it shall provide to the Insurer the financial statements for such PPF with respect to such fiscal year, audited by independent public accountants;

            (j) it shall comply in all material respects with the terms and provisions of the Acts with respect to such PPF;

            (k) other than in connection with the redemption of shares by a PPF Shareholder of such PPF or the reinvestment of dividends, it shall not change the number of outstanding shares of such PPF; and

            (l) it shall provide to the Insurer such additional information with respect to any PPF as the Insurer may from time to time reasonably request, and, after the occurrence of an Event of Default with respect to such PPF, at the expense of the Investment Adviser of such PPF, during normal business hours with reasonable prior notice allow the Insurer to inspect, audit and make copies of and abstracts from the Fund's records regarding such PPF and to visit the offices of the Fund for the purpose of examining such records, internal controls and procedures maintained by the Fund.

            Section 6.4. Additional Covenants of the Fund. The Fund hereby covenants and agrees that during the term of this Agreement:

            (a) it shall not amend, supplement or otherwise modify, or agree to any waiver with respect to any provision of the Administrative Services Agreement if such amendment, supplement or modification would be reasonably likely to have a material impact on the Insurer or, on or before the Maturity Date with respect to any PPF, any PPF Shareholder of such PPF or such PPF, without the prior written consent of the Insurer;

            (b) it shall not amend, supplement or otherwise modify any provision of its Articles of Amendment and Restatement if such amendment, supplement or modification would be reasonably likely to have a material impact on the Insurer or, on or before the Maturity Date with respect to any PPF, any PPF Shareholder of such PPF or such PPF, without the prior written consent of the Insurer;

            (c) promptly after any amendment or waiver of any provision of the Administrative Services Agreement or the filing of any amendment to its Articles of Amendment and Restatement, it shall provide the Insurer with a copy of any such amendment or waiver;

            (d) in the event that either it or the Custodian shall terminate the Custodian Agreement, it shall enter into a custodian agreement with a successor Custodian or an affiliate thereof prior to the effective date of such termination; and

            (e) it shall maintain insurance policies covering its liabilities to its officers, directors, employees and agents under subparagraph (d) of
Article XII of its Articles of Amendment and restatement of the types and in the amounts as is customary for funds similar to the Fund.

                                  ARTICLE VII
                               FURTHER AGREEMENTS

            Section 7.1. Obligations Absolute. The obligations of ING, Aeltus, each Investment Adviser and each Sub-Adviser and the Fund pursuant to this Agreement are absolute and unconditional and will be paid or performed strictly in accordance with the respective terms thereof, irrespective of:

            (a) any lack of validity or enforceability of, or any amendment or other modification of, or waiver with respect to, the Transaction Documents;

            (b) any amendment or waiver of, or consent to departure from, the Policies or any Transaction Document;

            (c) the existence of any claim, set-off, defense or other rights either may have at any time against the other, any beneficiary or any transferee of the Policies (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Insurer or any other person or entity whether in connection with the Policies, this Agreement or any unrelated transactions;

            (d) any statement or any other document presented under the Policies (including any Notice for Payment (as defined in the Policies)) proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

            (e) the inaccuracy or alleged inaccuracy of any Notice for Payment upon which any drawing under a Policy is based;

            (f) payment by the Insurer under a Policy against presentation of a draft of certificate which does not comply with the terms of such Policy, provided that such payment shall not have constituted gross negligence or willful misconduct or bad faith of the Insurer;

            (g) any default or alleged default of the Insurer under a Policy other than a default with respect to payment thereunder; or

            (h) any other circumstance or happening whatsoever, provided that the same shall not have constituted gross negligence, willful misconduct or bad faith of the Insurer and to the extent that such do not result in a default with respect to payments under the Policies.

            Section 7.2. Reinsurance and Assignments. The Insurer shall have the right to give participation in its rights under this Agreement and to enter into contracts of reinsurance with respect to the Policies, provided that the Insurer agrees that any such disposition will not alter or affect in any way whatsoever the Insurer's direct obligations hereunder and under the Policies. The Investment Adviser, the Sub-Adviser, or the Fund may not assign its obligations under this Agreement without the prior written consent of the Insurer.

            Section 7.3. Fund Liability. Any other provision to the contrary notwithstanding, any liability of the Fund under this Agreement with respect to a PPF, or in connection with the transactions contemplated herein with respect to a PPF, shall be discharged only out of the assets of that PPF, and no other portfolio of the Fund shall be liable with respect thereto.

            Section 7.4. Liability of the Insurer. ING, Aeltus, any Investment Adviser and any Sub-Adviser and the Fund agree that neither the Insurer, nor any of its officers, trustees, directors or employees shall be liable or responsible for (except to the extent of its own or their gross negligence, willful misconduct or bad faith) (a) the use which may be made of any Policy by any Person or for any acts or omissions of another Person in connection therewith or
(b) the validity, sufficiency, accuracy or genuineness of any documents delivered to the Insurer, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged. In furtherance and not in limitation of the foregoing, the Insurer may accept documents that appear on their face to be in order, without responsibility for further investigation (except to the extent that the Insurer acted with gross negligence, willful misconduct or bad faith).

            Section 7.5. Fees and Expenses. The Fund agrees to pay all reasonable costs and expenses in connection with the preparation, execution and delivery of the Transaction Documents and all other documents delivered with respect thereto, including, without limitation, the fees of Moody's and S&P incurred by the Insurer in connection with this Agreement and the transactions contemplated hereby and by the other Transaction Documents and the fees of Simpson Thacher & Bartlett, counsel to the Insurer. All such fees, costs and expenses shall be payable on or prior to the date which is 30 days from the date on which an invoice for any such fees, costs and expenses shall have been presented to the Fund.

            Section 7.6. Termination, Absence or Non-Performance of Sub-Adviser. If at any time a PPF does not have a Sub-Adviser acting pursuant to a Sub-Adviser Agreement or if at any time a Sub-Adviser shall fail to perform the obligations of the Sub-Adviser of such PPF set forth herein, the Investment Adviser for such PPF shall perform the obligations of such Sub-Adviser of such PPF.

                                  ARTICLE VIII
                                  MISCELLANEOUS

            Section 8.1. Amendments and Waivers. No amendment or waiver of any provision of this Agreement nor consent to any departure therefrom, shall in any event be effective unless in writing and signed by all of the parties hereto; provided that any waiver so granted shall extend only to the specific event or occurrence so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

            Section 8.2. Notices. Except to the extent otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (and if, sent by mail, certified or registered, return receipt requested) or confirmed facsimile transmission and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of facsimile transmission, when sent, addressed as follows:

            If to ING:

                     ING Investments, LLC
                     7337 E. Doubletree Ranch Road
                     Scottsdale, Arizona 85258-2034
                     Attention:  William H. Rivoir III, Senior Vice President
                                 and Secretary
                     Telephone:  (480) 477-2114
                     Facsimile: (480) 477-2711

            If to Aeltus:

                     Aeltus Investment Management, Inc.
                     10 State House Square, SH11
                     Hartford, Connecticut 06103
                     Attention:  Senior Vice President & Counsel
                     Telephone:  (860) 275-3252
                     Facsimile: (860) 275-2158

            If to the Fund:

                     ING Series Fund, Inc.
                     7337 E. Doubletree Ranch Road
                     Scottsdale, Arizona 85258-2034
                     Attn: Kimberly A. Anderson, Vice President and Secretary
                     Telephone:  (480) 477-2670
                     Facsimile: (480) 477-2744

            If to the Insurer:

                     MBIA Insurance Corporation
                     113 King Street
                     Armonk, New York 10504
                     Attention:  Mr. Louis G. Lenzi
                     Telephone:  (914) 765-3920
                     Facsimile: (914) 765-3161

            Section 8.3. No Waiver, Remedies and Severability. No failure on the part of the Insurer to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. The parties further agree that the holding by any court of competent jurisdiction that any remedy pursued by the Insurer hereunder is unavailable or unenforceable shall not affect in any way the ability of the Insurer to pursue any other remedy available to it. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof.

            Section 8.4. Payments. All payments to the Insurer hereunder shall be made in lawful currency of the United States in immediately available funds and shall be made prior to 2:00 p.m. (New York City time) on the date such payment is due by wire transfer to JPMorgan Chase Bank, ABA #021-000021, MBIA Insurance Corporation Account Number 910-2-721-728 or to such other office or account as the Insurer may direct. All payments to ING hereunder shall be made in lawful currency of the United States and in immediately available funds on the date such payment is due by wire transfer to US Bank, ABA # 091000022, ING Investments, LLC, Account Number 1702-2514-4048, or to such other office or account as ING may direct.

            Whenever any payment under this Agreement shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such cases be included in computing interest or fees, if any, in connection with such payment.

            Section 8.5. Governing Law. This Agreement shall be construed, and the obligations, rights and remedies of the parties hereunder shall be determined, in accordance with the laws of the State of New York.

            Section 8.6. Counterparts. This Agreement may be executed in counterparts of the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

            Section 8.7. Paragraph Headings, Etc. The headings of paragraphs contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation.

            Section 8.8. Termination. This Agreement shall terminate on the earlier of: (a) the first date as of which the final outstanding Policy has terminated in accordance with the provisions thereof and the Insurer has recovered all amounts owing to it hereunder or (b) the date on which the Aggregate Guarantee Amount with respect to each PPF equals zero. Any termination of this Agreement will be effective only upon the delivery to the Insurer of all Policies, whereupon the Policies will be cancelled and the Insurer's liabilities thereunder will cease.

            Section 8.9. Survival of Representations and Warranties. The representations and warranties of Aeltus contained in Section 5.1 of the Original Agreement, of Aeltus and the Fund contained in Section 5.2 of the Original Agreement and of any officer of Aeltus or the Fund contained in any certificate delivered to the Insurer in connection with the issuance of any Policy pursuant to Section 2.3(b) of the Original Agreement shall survive the amendment and restatement of the Original Agreement effected by this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement, all as of the day and year first above mentioned.

                                           MBIA INSURANCE CORPORATION,
                                           as Insurer

                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:



                                           ING INVESTMENTS, LLC

                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:



                                           AELTUS INVESTMENT MANAGEMENT, INC.


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:



                                           ING SERIES FUND, INC.


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                     ANNEX A
                  THE EQUITY PORTFOLIO ("INDEX PLUS LARGECAP")

Investment           The investment philosophy of the equity portfolio, a quantitative "Index
philosophy           LargeCap" strategy, is based on the following principles:

                     -     Rigorous quantitative analysis can identify those securities having the greatest likelihood of underperformance.

                     -     A portfolio that avoids the underperforming securities in the S&P
                           500 will outperform the Index.

Quantitative         The process begins with output from an internally developed quantitative
ranking              model that ranks every issue in the S&P 500 using factors which Aeltus has identified as being predictors of relative performance.  The model produces a weighted aggregate score, and ranks the universe.

Portfolio            Screening and Weighting
construction

                     After the quantitative evaluation, well ranked stocks are overweighted and poorly ranked stocks are underweighted.  Bottom decile stocks are not owned at all.  If the data needed for such quantitative evaluation is not available for a particular company, the company will be held in the equity portfolio at its approximate index weight.

                     Final Construction

                     Finally, the screened and weighted portfolio is tested to assure appropriate representation in each of the S&P 500 industry sectors.
                     If any sector of the Portfolio is less than 65% of the S&P 500 weight, Aeltus will increase its investment in that sector sufficiently to meet this criterion. Similarly, if any sector is greater than 135% of the S&P weight, Aeltus will decrease its investment in that sector sufficiently to meet this criterion.  The portfolio is generally rebalanced monthly to reflect changes in rank and/or weighting components.

Use of Futures       Transaction efficiency is improved by using S&P 500 futures.  They will represent no more than 20% of the equity portfolio, and will not be leveraged or used for speculative purposes.

                                     ANNEX B
               SAMPLE CALCULATION OF HYPOTHETICAL TOTAL NET ASSETS


                                                                 If Actual Data Based on    Then Hypothetical Data
                                                                 Actual Expense Ratio in    if Higher Covered
                                                                 Asset Allocation Model     Expense Ratio had been
                                                                 were:                      used would be:
                                                                 -----------------------    ----------------------
Business Day Preceding Permanent Deficit Event:
- Equity Percentage                                                           30.0%                   21.0% (a)
- Discount Rate                                                               5.00%                    5.00%
- Remaining Time to Maturity (in Years)                                        4.00                    4.00
- Actual Expense Ratio in Asset Allocation                                    1.75%                    1.75%
Model
-Higher Covered Expense Ratio                                                 2.50%                    2.50%
- Gross Principal Guarantee                                           $ 100,000,000            $ 100,000,000
- Present Value of Aggregate Guarantee Amount plus Present            $  87,972,462            $  87,972,462
Value of Covered Expenses using Actual Expense Ratio
- Present Value of Aggregate Guarantee Amount plus Present            $  90,595,064            $  90,595,064
Value of Covered Expenses using Higher Covered Expense Ratio
- Cash Equivalent Value*                                              $           0            $           0
- Equity Portfolio Value                                              $  29,001,909            $  20,259,902(b)
- Fixed Income Portfolio Value                                        $  67,671,126            $  76,413,133(c)
- Total Net Assets                                                    $  96,673,035            $  96,673,035(d)
- Adjusted Total Net Assets                                           $  87,972,462            $  90,595,064

Date on Which Permanent Deficit Event Occurs

- Change in Equity Portfolio Value                                          -40.00%                  -40.00%(e)
- Change in Disc. Rate                                                       -0.50%            -      -0.50%
- Change in Fixed Income Portfolio Value                                      2.00%                    2.00%(f)
- Cash Equivalent Value                                               $           0            $           0
- Equity Portfolio Value                                              $  17,401,145            $  12,155,941(g)
- Fixed Income Portfolio Value                                        $  69,024,549            $  77,941,396(h)
- Total Net Assets                                                    $  86,425,694            $  90,097,337(i)


*     Excludes Cash Associated with Futures and Cash Margin.

(a) Amount of equity allowed in order for the Present Value of the Aggregate Guarantee Amount plus the Present Value of Covered Expenses using the Higher Covered Expense Ratio to exactly equal the Adjusted Total Net Assets.

(b)   The Total Net Assets times the equity percentage, or (a) times (d).

(c)   Total Net Assets minus the Equity Portfolio Value, or (d) minus (b).

(d)   Equals the actual Total Net Assets as of this date.

(e)   Equals the actual change in the value of the actual Equity Portfolio.

(f)   Equals the actual change in the value of the actual Fixed Income
      Portfolio.

(g) Equals the adjusted hypothetical Equity Portfolio Value, or (b) times one plus (e).

(h) Equals the adjusted hypothetical Fixed Income Portfolio Value, or (c) times one plus (f).

(i) Equals the sum of the adjusted hypothetical Equity and Fixed Income Portfolio Values, or (g) plus (h).